Exhibit A-1

                                     AMENDED

                            MEMORANDUM OF ASSOCIATION

                                       OF

                         NS POWER HOLDINGS INCORPORATED

1. The name of the Company in all its language forms is:

                         NS POWER HOLDINGS INCORPORATED

2 The Company shall have all the powers, capacity, rights and privileges of a natural person including the capacity, without the confirmation of the Supreme Court of Nova Scotia, or a Judge thereof, to:

     (a) sell or dispose of its undertaking, or a substantial part thereof;

     (b) distribute any of its property in specie among its members; or

     (c) amalgamate with any company or other body of persons.

3. The liability of the members is limited.

4. The capital of the company shall consist of:

     (a) an unlimited number of common shares without nominal or par value; and

     (b) an unlimited number of preference shares in two classes, each of which shall have and be subject to such rights, privileges, restrictions and conditions and be issued in such series as the Directors of the Company may, from time to time, by resolution filed with the Registrar of Joint Stock Companies, determine provided however that such preference shares shall have the material attributes set forth in Sections 5 and 6 of this Memorandum of Association.

5. The first class of preference shares (the "First Preferred Shares") shall have the following material attributes:

     (a) Issuable in Series:

     The First Preferred Shares may be issued from time to time in one or more series in such numbers and with such designations, rights, privileges, restrictions and conditions as the Directors of the Company determine by resolution.

     (b) Voting Rights:

     Subject to the provisions of the Companies Act (Nova Scotia), as from time to time amended, supplemented or replaced, the holders of the First Preferred Shares of each series shall not be entitled as such to receive notice of or to attend any meeting of shareholders of the Company or to vote at any such meeting unless the Company from time to time fails to pay, in the aggregate, eight quarterly dividends on any series of the First Preferred Shares on the dates on which the same should be paid according to the terms thereof whether or not consecutive, whether or not such dividends have been declared and whether or not there are any monies of the Company properly applicable to the payment of dividends. Thereafter, but only so long as any such dividends remain in arrears, the holders of the First Preferred Shares of each series upon which dividends are in arrears as aforesaid shall be entitled to receive notice of and to attend all meetings of shareholders of the Company at which directors are to be elected and to vote for the election of two directors out of the total number of directors elected at such meeting. Such entitlement to vote shall be exercised together with holders of shares of:

          (i) all other series of First Preferred Shares;

          (ii) all series of the Second Preferred Shares (as hereinafter defined), and

          (iii) all other classes or series of classes of shares of the Company, whether presently authorized or authorized in the future,

     having the right to vote in similar circumstances. In any instance where the holders of the First Preferred Shares are entitled to vote, each such holder shall have one vote for each First Preferred Share held. Nothing contained in the First Preferred Share provisions shall be deemed to limit the right of the Company from time to time to increase or decrease the number of its directors in accordance with the procedures prescribed by the Articles of Association of the Company.

     (c) Ranking and Priority of First Preferred Shares:

     The First Preferred Shares of each series rank on a parity with the First Preferred Shares of every other series and are entitled to a preference over the Second Preferred Shares, the Common Shares and any other shares ranking junior to the First Preferred Shares whether presently authorized or authorized in the future with respect to the payment of dividends and the distribution of the remaining property and assets or return of capital of the Company in the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or any other distribution of the property or assets or return of capital of the Company among its shareholders for the purpose of winding-up its affairs.

     (d) Amendments:

     Notwithstanding the Articles of Association of the Company, the class provisions attaching to the First Preferred Shares may be deleted, varied, modified or amended with the prior approval of the holders of the First Preferred Shares as a class given in writing by all holders of the First Preferred Shares outstanding or by at least two-thirds of the votes cast at a meeting or adjourned meeting of the holders of such shares duly called for that purpose and at which a quorum is present, in addition to any other approval required by the Companies Act (Nova Scotia), as from time to time amended, supplemented or replaced.

6. The second class of preference shares (the "Second Preferred Shares") shall have the following material attributes:

     (a) Issuable in Series:

     The Second Preferred Shares may be issued from time to time in one or more series in such numbers and with such designations, rights, privileges, restrictions and conditions as the Directors of the Company determine by resolution.

     (b) Voting Rights:

     Subject to the provisions of the Companies Act (Nova Scotia), as from time to time amended, supplemented or replaced, the holders of the Second Preferred Shares of each series shall not be entitled as such to receive notice of or to attend any meeting of shareholders of the Company or to vote at any such meeting unless the Company from time to time fails to pay, in the aggregate, eight quarterly dividends on any series of the Second Preferred Shares on the dates on which the same should be paid according to the terms thereof whether or not consecutive, whether or not such dividends have been declared and whether or not there are any monies of the Company properly applicable to the payment of dividends. Thereafter, but only so long as any such dividends remain in arrears, the holders of the Second Preferred Shares of each series upon which dividends are in arrears as aforesaid shall be entitled to receive notice of and to attend all meetings of shareholders of the Company at which directors are to be elected and to vote for the election of two directors out of the total number of directors elected at such meeting. Such entitlement to vote shall be exercised together with holders of shares of:

          (i) all series of the First Preferred Shares;

          (ii) all other series of the Second Preferred Shares, and

          (iii) all other classes or series of classes of shares of the Company, whether presently authorized or authorized in the future,

     having the right to vote in similar circumstances. In any instance where the holders of Second Preferred Shares are entitled to vote, each such holder shall have one vote for each Second Preferred Share held. Nothing contained in the Second Preferred Share provisions shall be deemed to limit the right of the Company from time to time to increase or decrease the number of its directors in accordance with the procedures prescribed by the Articles of Association of the Company.

     (c) Ranking and Priority of Second Preferred Shares:

     The Second Preferred Shares of each series rank on a parity with the Second Preferred Shares of every other series and are entitled to a preference over the Common Shares and any other shares ranking junior to the Second Preferred Shares whether presently authorized or authorized in the future with respect to the payment of dividends and the distribution of the remaining property and assets or return of capital of the Company in the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or any other distribution of the property and assets or return of capital of the Company among its shareholders for the purpose of winding up its affairs.

     (d) Amendments:

     Notwithstanding the Articles of Association of the Company, the class provisions attaching to the Second Preferred Shares may be deleted, varied, modified or amended with the prior approval of the holders of the Second Preferred Shares as a class given in writing by all holders of the Second Preferred Shares outstanding or by at least two thirds of the votes cast at a meeting or adjourned meeting of the holders of such shares duly called for that purpose and at which a quorum is present, in addition to any other approval required by the Companies Act (Nova Scotia), as from time to time amended, supplemented or replaced.

7. The Company and its shareholders and directors shall not amend this Memorandum of Association or the Articles of Association of the Company in a manner inconsistent with the Nova Scotia Power Reorganization (1998) Act (the "Reorganization Act") or the provisions that must be included in the Company's amended Memorandum or Articles of Association under the Reorganization Act.